Certain confidential information contained in this document, marked by [***], has been omitted because it (i) is not material and would be competitively harmful if publicly disclosed, or (ii) contains personally identifiable information, omitted pursuant to Item 601(a)(6) under Regulation S-K

Exhibit 10.15

Permanent employment contract

Between Belgian Volition SPRL, 22 Rue Phocas Lejeune, 5032 Isnes, represented by

Cameron Reynolds, Manager, duly authorised to sign this contract,

hereinafter “the Employer”

and Mr Gaëtan Michel

Address: [***]

hereinafter “the Employee”

THE FOLLOWING IS AGREED:

Article 1 – HIRING

The employment contract is valid from 01/10/2020 for an indefinite term.

The employee is hired as:

CEO Belgian Volition

His duties and responsibilities are set out in the job description attached to this employment contract.

The duties may be added to or reduced according to the needs of management and the employee's professional abilities, without any material or moral loss and without in any way altering the essential description of the post, according to the needs of the company.

Article 2 - PLACE OF WORK

The place of work is at Parc Scientifique Créalys, 22, Rue Phocas Lejeune, 5032 Isnes

This does not constitute an essential part of the employment contract.

Article 3 - WORKING HOURS

The employee is hired on a full-time basis.

Given his position and his tasks, which require flexibility at all times, the Employee expressly acknowledges that he is a trusted member of the management team and that therefore the Law of 16 March 1971 on employment does not apply to him. The Employee also expressly acknowledges that his remuneration covers all his services and that no overtime will be paid to him and no compensatory rest period will be granted.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

Article 4 – SALARY AND OTHER BENEFITS

In consideration for his services, the employee will receive a monthly salary of: €10,000 (ten thousand euros) gross.

The conditions of employment and salary (for example: the end of year bonus) are established and adapted, where applicable, on the basis of the decision of Joint Committee No. 200, to which the company is accountable.

Other benefits:

When his contract enters into force, the employee will benefit from:

•meal vouchers, which will be the subject of a separate agreement;

•hospitalisation and medical costs insurance according to the terms and policy agreed by the employer for the company's staff;

•pension insurance according to the terms and policy agreed by the employer for the company's staff;

The employee expressly records his agreement that his salary will be paid into bank account/postal account No. [***]

Article 5: REIMBURSEMENT OF EXPENSES

The employee will be reimbursed for all expenses incurred for the purposes of his employment. Any expenses will be subject to the “Travel and Expense Policy” procedure which the employee acknowledges having read.

The reimbursed expenses may not under any circumstances be considered as being a direct or indirect part of his salary.

Article 6 – PROCESSING AND PROTECTION OF PERSONAL DATA

In order to hire the employee and perform the employment contract, the employer is required to collect, use and process the employee’s personal data for the purposes of personnel management and the mandatory declarations to various social security organisations.

This data will only be processed or used insofar as necessary to perform the employment contract and meet a legal and/or regulatory obligation.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

The information collected will be recorded in computer files held by the employer for these purposes. The data will be stored for the entire term of the employment contract, save in the case of the legal obligations relating to retention.

For the entire retention period of the personal data, the employer will put in place all the appropriate measures to ensure its confidentiality and security, to prevent it from being damaged, erased or accessed by unauthorised third parties.

Access to the personal data is strictly limited to the company's employees authorised to process it while performing their duties. The data collected may be sent to third parties contractually bound to the company to perform the sub-contracted tasks necessary to manage your contract. It is specified that, when performing their services, third parties will only have limited access to the data and will be required to use it in accordance with the provisions of the applicable legislation on personal data. The recipients of the data are all located within the European Union.

In accordance with the applicable legal and regulatory provisions, the employee has rights over his data, meaning:

•A right of objection at all times, in particular to dispute the legitimate reasons stated by the Data Controller (under the conditions of Article 21 of the GDPR)

•A right of access towards the Data Controller for the purposes of control and verification (under the conditions of Article 15 of the GDPR)

•A right of rectification of incorrect data (under the conditions of Article 16 of the GDPR)

•A right to be forgotten (under the conditions of Article 17 of the GDPR)

•A right of restriction of processing (under the conditions of Article 18 of the GDPR)

•A right of data portability to another Data Controller (under the conditions of Article 20 of the GDPR)

The employee also has the following rights:

•A right to be informed within one month of the measures taken following a request (under the conditions of Article 12 of the GDPR)

•A right to be informed of the acts of rectification, erasure or restriction (under the conditions of Article 19 of the GDPR)

•A right to be informed as soon as possible in the event of a data breach likely to create a high risk to rights and freedoms (under the conditions of Article 34 of the GDPR)

These rights may be exercised by contacting the Data Controller.

The purpose of processing the personal data and the employee's consent are stated in the privacy agreement appended to this employment contract.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

Article 7 – HUMAN RESOURCES POLICY

The employee acknowledges having received a copy of the employment regulations and agrees to comply with the provisions.

The parent company, VolitionRx Limited (“VNRX”), has drawn up an Insider Trading policy relating to trading and to the offence of insider trading of important, undisclosed information. The Policy prohibits the directors, managers, employees and consultants of the Company and its subsidiaries from trading VNRX shares during certain Blackout periods, as described in the Policy. The Employee acknowledges having received a copy and agrees to comply with its provisions.

VNRX has adopted a Code of Business Conduct and Ethics for its employees and directors, which the employee must comply with when performing his duties. The Employee acknowledges having received a copy of the Code and agrees to comply with its provisions.

Article 8 - GUARANTEED SALARY

Pursuant to the employment regulations, in the event of incapacity to work, in order to receive the guaranteed salary, the employee is required to immediately notify the employer by any means (SMS, email, call) and provide a medical certificate within 48 hours.

The employee may not refuse to receive or attend the examining doctor or refuse to be examined. Any impediment to the medical check shall result in deduction of the guaranteed salary for the days of incapacity prior to the examination.

These obligations are identical if the period of incapacity to work is extended.

Article 9 – BONUSES

Save for provisions to the contrary in the collective labour agreement entered into by the Joint Committee 200, the parties expressly agree that the bonuses that may be allocated (target or recommendation bonuses) are not part of the salary and retain their character as revocable bonuses.

Article 10 – CONFIDENTIALITY

When performing his duties, the employee will have access to confidential information.

Within the framework of this contract, confidential information means information to which the employee has contributed or has had access while performing his employment contract, any information relating to the technical or scientific data, business secrecy, works produced as part of the employment contract, source codes, inventions, information relating to intellectual property rights, activities, clients, suppliers, members of staff, methods, tools, operations, processes, plans, information relating to the company's products or products being developed or their components, market or business opportunities of Belgian Volition sprl and all members of the group to which Volition belongs.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

The employee

•Will take the greatest care and discretion to prevent the disclosure, publication or dissemination of confidential information;

•Will only use the confidential information to ensure proper performance of the employment contract;

•Will keep the secrecy and protect the confidentiality of all confidential information;

•Will ensure that access to any confidential information is limited to third parties who must reasonably have access to the confidential information in order to perform their work on behalf of Volition, and who have signed a separate, individual confidentiality declaration, in which they acknowledge in writing that they are bound by an obligation at least as strict as the obligations contained in this contract, prior to being given access to the confidential information. The written confidentiality declarations must be sent to the HR manager before any confidential information is disclosed under this contract;

•Is responsible for any breach of this confidentiality obligation.

The employee’s attention is drawn to the fact that any unauthorised disclosure of confidential information may lead to his dismissal for serious misconduct.

If one of the employees is informed of the disclosure of confidential information, they may take any necessary measures to limit the consequences of this disclosure and shall inform management immediately, specifying the measures already taken, where applicable.

In the event of termination of the employment contract, the employee will immediately destroy or return to the company any confidential information that he holds.

The confidentiality obligation is effective throughout the term of the employment contract and shall last beyond this term, provided that the confidential information has not come into the public domain.

Article 11 - INTELLECTUAL PROPERTY

1. With regard to the following and without prejudice to the legal provisions relating to copyright, it is stated that:

- the right of reproduction includes the right of adaptation and translation and consists in recording the work on any medium whatsoever (publications, reviews, catalogues, online, books, etc., and by any means whatsoever (printing, photocopying, scanning, etc.), including temporary reproduction;

- the right of public communication consists in authorising or prohibiting any communication of the work in any form whatsoever and by any process whatsoever, including via computer networks (Internet or otherwise);

- the right of disclosure consists in making the work known to the public;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

- the right of attribution consists in being able to see your name referred to when the work is used;

- the right to the integrity of the work consists in being able to object to amendments to the work or use that is contrary to its intended use.

2. the employee exclusively assigns to the employer the rights of reproduction, adaptation, translation and public communication (hereinafter all “the rights of use”) of the employee’s inventions, creations or contributions to the employer’s work, improvement of a pre-existing work, creation of new works, technical documentation (method of use, etc.), database, training materials (presentations, syllabus, training notes, etc.) software (including documentation for the use of the developer and the user, the graphic interface, the programming interfaces and the source codes) and, more generally, over all the documents and creations of any other kind whatsoever (hereinafter “the works”) that he writes or reproduces or contributes to the creation thereof, provided that these works fall under the scope of the employment contract (meaning that they are produced during the time covered by the employment contract and while performing the tasks covered by the purpose of the employment contract and while performing the tasks accomplished on instruction from the employer).

This assignment relates to all the works produced, under the aforementioned conditions, since entry into force of the employment contract signed by the parties, and all the employee’s future works.

The following rights of use are specifically assigned, exclusively, for all countries and for the entire duration of the intellectual rights (including any extensions):

a) adaptation and translation of the work into any languages, adaptation in all formats;

b) reproduction of the work and its adaptations (including distribution of copies) on all media and in all formats of any kind;

c) electronic reproduction and electronic communication on the Intranet, Internet and Extranet of the work and its adaptations;

d) public communication by all means, including by processes enabling each person to access it at a time and in a place convenient to them;

e) public communication and reproduction via all networks and systems for sharing IT resources, in particular via Cloud type infrastructure.

This assignment of rights also includes assignment of the property right over the physical medium on which the work is recorded.

In accordance with the provisions of the employment contract, the salary paid to the employee during the contractual period in question covers payment for all methods of use referred to by this assignment.

Unless otherwise agreed, the employee also agrees only to disclose all or part of the works covered by these provisions where such disclosure will not harm the employer, after agreement from the employer.

The employee undertakes to accept all amendments to the above-mentioned works that will be considered necessary or useful due to the nature of the work, the development of technology, the employer's internal needs or proper performance by the employer of the tasks entrusted to it by its clients.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

The employee waives his right to exercise his right of attribution over the above-mentioned works. Only the employer’s name will appear, where applicable, on the creations marketed or delivered to the employer’s clients. Even if his name appears on a work (internal training document, for example), the employee expressly waives his right to object to the employer reusing all or part of the work in question and referring only to the employer's name.

Waiver of the exercise of his moral rights, within the limits defined herein, is granted for all countries and for the entire duration of the intellectual property rights (including any extensions).

3. In the event of termination of the employment contract, for any reason whatsoever, the employee assigns to the employer the same rights and prerogatives as those listed at point 2 above, within the same limits, in relation to all the works not yet complete when the contract ends. Given the nature of the works in question, the employer will be authorised to carry out all amendments and adaptations to the works to ensure they are used in accordance with the employer's needs.

4. The employee guarantees the employer peaceful enjoyment of the assigned rights and partial waiver of the exercise of moral rights.

In the event of a claim or legal proceedings on the grounds of an infringement by the employee of an intellectual property or other third party right, the employee undertakes to immediately inform the employer and immediately cease the infringement. The employee holds the employer harmless for the principal, interests and costs of any judgments that might be made in this regard.

The parties agree that the infringement of works or breach of third party rights constitutes gross misconduct by the employee.

5. With regard to inventions and without prejudice to other transfers of rights detailed in this clause, the employee transfers all the rights of use to Volition, including the right to request and exercise a patent, for the whole world and for the entire duration of the intellectual rights related to the said invention.

Inventions of service (produced with the company's resources and resulting from a task entrusted to the employee) and joint inventions (produced outside the tasks entrusted to the employee but related to the company's activities or produced with the company's intellectual or material resources) are the employer’s property. The salary received by the employee constitutes adequate consideration for the right to assign the patent.

Free inventions (made without the company's help and outside the company’s activities) are the property of the employee-inventor. The employee must inform his employer of this invention and send a written description of it to the employer.

6. Source code and preparatory documents.

The employee will send Volition all preparatory documents, in particular the source codes relating to the works or inventions he has developed, in full or in part, during performance of his employment contract. The employer will be the sole owner of the said documents and the employee will refrain from keeping any copies whatsoever, on any medium. Such documents and source codes must be considered as confidential information within the meaning of Article 10 of this contract.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

Article 12 – NON-COMPETITION CLAUSE

Upon expiry of his employment contract, the employee may not, within 12 months of his departure, directly or indirectly exercise a similar activity in the field of epigenetics applied to diagnosis and competitive research products on his own account, or exercise a similar activity on behalf of a competitor company.

Application of this clause is limited to the following territory: the European Union in its composition of 27 Member States on the signature date of the employment contract.

At the end of the employment contract, the employer undertakes to pay the employee a payment equivalent to half of the employee's gross salary for the effective period of application of the clause, unless, within fifteen days of the end of the contract, the employer waives effective application of the non-competition clause.

In the event of breach of the non-competition clause by the employee, the latter will be required to reimburse the employer the sum it has paid in application of the previous paragraph and must also pay the employer an equivalent sum.

The employer also reserves the right to claim higher compensation if it can establish the existence of a greater loss.

This clause will produce its effects if the employee resigns and also if he is dismissed.

Article 13 – TERMINATION

The notice periods to be respected by the parties are determined by the Law of 3 July 1978.

Either party may terminate this contract without compensation or notice, on grounds of serious misconduct.

Article 35 of the Law of 3 July 1978 relating to employment contracts defines serious misconduct as any serious misconduct that makes any professional collaboration between the employer and the employee immediately and definitively impossible.

This applies to the terms of this termination.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

ARTICLE 14 – SPECIFIC TERMS AND CONDITIONS

Additional activity

Unless previously agreed in writing by the employer, the employee undertakes not to exercise any other professional or voluntary activity that might impede the performance of this employment contract and/or compete with the employer.

Use of IT equipment

The employee acknowledges having received a copy of the Internet and email policy and agrees to comply with the provisions thereof.

In addition, the employee undertakes not to copy, install or use the software in breach of the legislation on copyright and without a licence.

The remainder of this contract is governed by the Law of 3 July 1978.

The employee acknowledges having received a copy of this contract and a copy of the employment regulations in force in the company. He undertakes to comply with all the conditions thereof.

Signed in Isnes on 30/09/2020 in duplicate, each of the parties acknowledging receipt of a signed original copy.

/s/ Gaetan Michel

The employee,

(preceded by the handwritten phrase "lu et approuvé" (Read and Approved)

/s/ Cameron Reynolds

The employer,

(preceded by the handwritten phrase "lu et approuvé" (Read and Approved)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.